UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2006

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 31, 2006, ViroPharma Incorporated filed a supplement to its Petition for Stay of Action with the U.S. Food and Drug Administration (FDA) regarding the bioequivalence requirements for abbreviated new drug applications that seek to copy Vancocin. The document sets forth legal arguments in support of ViroPharma’s strong belief that the decision of the FDA’s Office of Generic Drugs to lower the bioequivalence standards for generic copies of Vancocin violated numerous federal statutes and FDA’s own regulations with the result that the new standard cannot, as a matter of law, be used in the review or approval of applications for generic versions of Vancocin. A copy of the supplement to the Petition for Stay of Action and a press release announcing the filing are set forth as Exhibit 99.1 and 99.2 attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Supplement to Petition for Stay of Action.

99.2	Press Release dated May 31, 2006 regarding supplement to Petition for Stay of Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: June 1, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

EX-99.1	Supplement to Petition for Stay of Action.

EX-99.2	Press Release dated May 31, 2006 regarding supplement to a Petition for Stay of Action.